Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Veritone, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ryan Steelberg, President and Chief Executive Officer of the Company, and Michael L. Zemetra, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ RYAN STEELBERG
Ryan Steelberg
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 12, 2025

By:	/s/ MICHAEL L. ZEMETRA
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Date: May 12, 2025

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.